FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AUTOZONE, INC.
(Exact name of registrant as specified in its charter)

Nevada	62-1482048
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

123 South Front Street
Memphis, Tennessee 38103
(Address of Principal Executive Offices)(Zip Code)

AUTOZONE, INC. THIRD AMENDED AND RESTATED
1998 DIRECTOR STOCK OPTION PLAN
(Full title of the plan)

Harry L. Goldsmith
Secretary
123 South Front Street
Memphis, Tennessee 38103
(Name and address of agent for service of process)

(901) 495-6500
(Telephone number, including area code,
of agent for service of process)

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock $.01 par value	70,000	$73.84	$5,168,800.00	$1,235.34

(1) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low price for shares of the Registrant's Common Stock as reported on the New York Stock Exchange, Inc. composite tape on December 11, 2001.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The Registration Statement on Form S-8 (No. 333-48981) previously filed with the Securities and Exchange Commission on March 31, 1998, as supplemented by the Registration Statement on Form S-8 (333-88243) previously filed with the Securities and Exchange Commission on October 1, 1999, is hereby incorporated by reference.

On October 2, 2001, the Board of Directors of the Registrant approved the Third Amended and Restated 1998 Director Stock Purchase Plan (the "Plan") which increased the number of shares of Common Stock, $.01 par value, issuable under the Plan from 70,000 to 140,000. This Registration Statement is being filed to reflect the additional 70,000 shares to be issued under the Plan, as amended and restated.

Item 8. Exhibits

4.1	AutoZone, Inc. Third Amended and Restated 1998 Director Stock Purchase Plan.
5.1	Opinion of Donald R. Rawlins, Assistant General Counsel of AutoZone, Inc.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Donald R. Rawlins, Assistant General Counsel of AutoZone, Inc. (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (incorporated in the Signature Page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on December 13, 2001.

                                                                               AUTOZONE, INC.

                                                                               By:  /s/ Steve Odland
                                                                               Steve Odland
                                                                               Chairman, Chief Executive Officer, President and Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry L. Goldsmith and Donald R. Rawlins, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Steve Odland Steve Odland	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	December 13, 2001
/s/ Robert J. Hunt Robert J. Hunt	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 13, 2001
/s/ Tricia K .Greenberger Tricia K. Greenberger	Vice President and Controller (Principal Accounting Officer)	December 13, 2001
/s/ Charles M. Elson Charles M. Elson	Director	December 13, 2001
/s/ N. Gerry House N. Gerry House	Director	December 13, 2001
/s/ J.R. Hyde, III J.R. Hyde, III	Director	December 13, 2001
/s/ James F. Keegan James F. Keegan	Director	December 13, 2001
/s/ Edward S. Lampert Edward S. Lampert	Director	December 13, 2001
/s/ W. Andrew McKenna W. Andrew McKenna	Director	December 13, 2001
/s/ Michael W. Michelson Michael W. Michelson	Director	December 13, 2001

EXHIBIT INDEX

4.1	AutoZone, Inc. Third Amended and Restated 1998 Director Stock Purchase Plan.
5.1	Opinion of Donald R. Rawlins, Assistant General Counsel of AutoZone, Inc.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Donald R. Rawlins, Assistant General Counsel of AutoZone, Inc. (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (incorporated in the Signature Page).